As filed with the Securities and Exchange Commission On June 8, 2000

                                                   Registration No. 333-______

==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        -------------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT

                                     under

                          THE SECURITIES ACT OF 1933

                        -------------------------------

                            FRONTLINE CAPITAL GROUP

            (Exact name of registrant as specified in its charter)

          Delaware                                     11-3383642
-------------------------------          ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


                          1350 Avenue of the Americas
                           New York, New York 10019
                                (212) 931-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        -------------------------------

                  Reckson Management Group, Inc. 401(k) Plan
                           (Full title of the plan)
                        -------------------------------

                               Scott H. Rechler
                     President and Chief Executive Officer
                            FrontLine Capital Group
                          1350 Avenue of the Americas
                           New York, New York 10019
                                (212) 931-8000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

=============================== ================= ====================== ========================= ==========================
                                                    Proposed maximum         Proposed maximum
     Title of Securities           Amount to       offering price per       aggregate offering      Amount of registration
       to be registered          be registered            unit                    price                       fee
------------------------------- ----------------- ---------------------- ------------------------- --------------------------
Common Stock, par value
$.01 per share...............   100,000 shares         $15.348 (1)             $1,543,800 (1)               $408 (2)
Interests in the Plan                  (3)                 N/A                     N/A                        N/A
=============================== ================= ====================== ========================= ==========================

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low prices for the Common Stock reported by the Nasdaq National Market on June 1, 2000.

(2)  In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement.

(3)  Pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plan described herein.


                               EXPLANATORY NOTE

          This Registration Statement relates to the Reckson Management Group, Inc. 401(k) Plan (the "Plan") and the offer and sale of the common stock, par value $.01 per share (the "Common Stock"), of FrontLine Capital Group (the "Company"), pursuant to the Plan, together with an indeterminable amount of interests in the Plan as may be purchased with contributions under the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

          The Company hereby incorporates by reference the documents listed in
(a), (b) and (c) below which have previously been filed with the Securities and Exchange Commission.

          (a)  The Annual Report on Form 10-K for the year ended December 31,
               1999.

          (b) The quarterly report on Form 10-Q for the quarter ended March 31, 2000.

          (c) The current reports on Form 8-K (including Form 8-KA) and filed on January 25, 2000, February 15, 2000, March 2, 2000, March 2, 2000, March 28, 2000 and May 12, 2000, respectively.

          (d) The description of the Company's Common Stock contained in the section entitled "Description of Common Stock" in the Company's registration statement on Form S-3 (File No. 333-34246), filed on April 7, 2000 pursuant to the Securities Act.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.        Description of Securities.

          Not Applicable.

Item 5.        Interests of Experts and Counsel.

          None.

Item 6.        Indemnification of Directors and Officers.

          The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation and its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and
(iv) for any transaction from which the director derives an improper personal benefit. The First Amended and Restated Certificate of Incorporation and First Amended and Restated By-laws of the Company (the "Certificate of Incorporation" and "By-laws," respectively) provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and By-laws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or recission in the event of a breach of a director's duty of care. In addition, the By-laws provide that the Company shall, to the full extent permitted by Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, members of the management advisory committee, employees and agents.

Item 7.        Exemption from Registration Claimed.

          Not Applicable.

Item 8.        Exhibits

4.1*     First Amended and Restated Certificate of Incorporation of the Company.

4.2**    Amended and Restated By-laws of the Company.

4.3***   Form of Common Stock Certificate.

5.1      Opinion of Brown & Wood LLP.

5.2 The Company hereby undertakes to use its best efforts to cause the Plan sponsor to submit the Plan to the Internal Revenue Service (the "IRS") on a timely basis from the effective date of this registration statement, and will make all changes required by the IRS in order to qualify the Plan.

23.1     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).

23.2     Consent of BDO Seidman, LLP.

23.3     Consent of Ernst & Young LLP.

23.4     Consent of KPMG LLP.

23.5     Consent of KPMG Audit Plc.

23.6     Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on page 6).

* Previously filed as an exhibit to the Company's Form 10-K filed with the SEC on March 31, 1999 and incorporated herein by reference.

**          Previously filed as an exhibit to the Company's Form 10-K filed with the SEC on March 29, 2000 and incorporated herein by reference.

***         Previously filed as an exhibit to the Registrant's registration statement on Form S-3 (File No. 333-34246), filed on April 7, 2000, pursuant to the Securities Act and incorporated herein by reference.

Item 9.        Undertakings

          The undersigned registrants hereby undertake:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Company. Pursuant to the requirements of the Securities Act of 1933, FrontLine Capital Group certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 5, 2000.

                                   FRONTLINE CAPITAL GROUP


                                   By:  /s/ SCOTT H. RECHLER
                                        ----------------------
                                        (Scott H. Rechler)
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of FrontLine Capital Group, hereby severally constitute Donald J. Rechler, Scott H. Rechler and Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable FrontLine Capital Group to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            SIGNATURE                               TITLE                                           DATE
            ---------                               -----                                           ----

/s/ DONALD J. RECHLER               Chairman of the Board and Director                           June 5, 2000
---------------------
(Donald J. Rechler)

/s/ SCOTT H. RECHLER                President, Chief Executive Officer and Director              June 5, 2000
---------------------------         (principal executive officer)
(Scott H. Rechler)

/s/ MICHAEL MATURO                  Executive Vice President, Treasurer and Chief Financial      June 5, 2000
---------------------------         Officer (principal financial officer and principal
(Michael Maturo)                    accounting officer)

/s/ ROGER M. RECHLER                Director                                                     June 5, 2000
---------------------------
(Roger M. Rechler)

/s/ MITCHELL D. RECHLER             Secretary and Director                                       June 5, 2000
-----------------------
(Mitchell D. Rechler)

/s/ GREGG M. RECHLER                Director                                                     June 5, 2000
--------------------
(Gregg M. Rechler)

/s/ PAUL F. AMORUSO                 Director                                                     June 5, 2000
---------------------------
(Paul F. Amoruso)

/s/ RONALD COOPER                   Director                                                     June 5, 2000
------------------
(Ronald Cooper)


          The Plan. Pursuant to the requirements of the Securities Act of 1933, Michael Maturo, as the administrator of the Plan, has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto authorized, in the City of New York, State of New York, on the 1st day of June, 2000.

                                   Reckson Management Group, Inc. 401(k) Plan



                                   By: /s/ Michael Maturo
                                       -----------------------------
                                       Michael Maturo
                                       Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.              Description                                                                     Page
-----------              -----------                                                                     ----

4.1*                     First Amended and Restated Certificate of Incorporation of the Company.

4.2**                    Amended and Restated By-laws of the Company.

4.3***                   Form of Common Stock Certificate.

5.1                      Opinion of Brown & Wood LLP.                                                      9

5.2                      The Company hereby undertakes to use its best efforts to cause the
                         Plan sponsor to submit the Plan to the Internal Revenue Service (the "IRS")
                         on a timely basis from the effective date of this Registration Statement, and will make all changes required by the IRS in order to qualify the Plan.

23.1                     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).

23.2                     Consent of BDO Seidman, LLP.                                                    10

23.3                     Consent of Ernst & Young LLP.                                                   11

23.4                     Consent of KPMG LLP.                                                            12

23.5                     Consent of KPMG Audit Plc.                                                      13

23.6                     Consent of PricewaterhouseCoopers LLP.                                          14

24                       Power of Attorney (included on page 6).


*           Previously filed as an exhibit to the Company's Form 10-K filed with the SEC on March 31, 1999 and incorporated herein by reference.

**          Previously filed as an exhibit to the Company's Form 10-K filed with the SEC on March 29, 2000 and incorporated herein by reference.

***         Previously filed as an exhibit to the Registrant's registration statement on Form S-3 (File No. 333-34246)
filed on April 7, 2000 pursuant to the Securities Act and incorporated herein by reference.